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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 11, 2006

AMERIPRINT INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-51519	98-0434820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

475 Howe Street, Suite 1030
Vancouver, British Columbia, Canada V6C 2B3
 (Address of principal executive offices and Zip Code)

(604) 683-3987
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

On January 11, 2006, Kevin Moe our sole officer and director sold 4,950,000 shares of our common stock owned by him to Massimiliano Pozzoni. Prior to the sale, Mr. Moe owned 5,000,000 shares of our common stock or 50% of our total outstanding shares and Mr. Pozzoni did not own any shares of our common stock. After the sale aforesaid, Mr. Moe owns 50,000 shares of our common stock or 0.5% of our total outstanding shares and Mr. Pozzoni owns 4,950,000 shares of our common stock or 49.50% of our total outstanding shares. Mr. Pozzoni paid Mr. Moe $99,000 for the 4,950,000 shares of common stock. The source of the $99,000 was Mr. Massilimino's personal funds. Mr. Moe and Mr. Pozzoni have agreed that Mr. Pozzoni will be elected or appointed to our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of January, 2006.

AMERIPRINT INTERNATIONAL LTD.

BY:	/s/ Kevin Moe
Kevin Moe, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors